UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2008
Origen Financial, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50721	20-0145649

State of Incorporation Identification No.)	(Commission File Number)	(I.R.S. Employer

27777 Franklin Road, Suite 1700, Southfield, Michigan	48034

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (248) 746-7000
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 15, Origen Financial, Inc. (“Origen”) amended its split-dollar life insurance plan pursuant to the terms set forth in the First Amendment to the Origen Financial, LLC Endorsement Split-Dollar Plan (“Amended Split-Dollar Plan”). Additionally, on that same date, Origen amended its non-qualified deferred compensation plan pursuant to the terms set forth in the Second Amendment to the Origen Financial, LLC Capital Accumulation Plan (“Amended Accumulation Plan,” and together with the Amended Split-Dollar Plan, the “Amendments”). The following brief description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached as Exhibits 10.1 and 10.2.
     Under the split-dollar life insurance plan, Origen, through individual life insurance policies, provides death benefits to a participant’s beneficiaries and coordinates with the deferred compensation plan (described in the paragraph below). Origen is the sole owner of each life insurance policy and pays all premiums due under the policies. One purpose of the plan was to fund the payment of benefits under Origen’s deferred compensation plan with the cash build-up in the policies. Origen has decided to discontinue premium payments on all of these life insurance policies immediately. Pursuant to the Amended Split-Dollar Plan, an employee’s participation under the split-dollar life insurance plan terminates if Origen fails to make a required payment on that employee’s life insurance policy within sixty (60) days of the date such payment is due. Because Origen is no longer going to make any premium payments under the split-dollar life insurance plan, the Amended Split Dollar Plan effectively terminates the participation of all employees under Origen’s split-dollar life insurance plan. Upon termination from the plan, participants have the right to acquire the life insurance policy from Origen for the then-current cash surrender value of the policy.
     Under Origen’s non-qualified deferred compensation plan, certain executive officers and highly-compensated employees are provided with supplemental income on a deferred basis. This deferred income vests over a ten-year period, with the first 30% vesting on the third anniversary of the employee’s participation in the plan, and the remainder vesting at a rate of 10% per year, until the tenth anniversary of the employee’s participation in the plan. The deferred compensation is paid to the employees in a lump sum following the tenth anniversary of the participant’s enrollment in the plan. Origen’s deferred compensation plan obligations were informally funded solely by the cash build-up in the life insurance policies maintained by Origen pursuant to the Amended Split-Dollar Plan. The cash value of the life insurance policies will no longer fund Origen’s obligations under the Amended Accumulation Plan, but Origen still has such obligations, which will be paid from Origen’s general assets. Pursuant to the Amended Accumulation Plan, when the life insurance policy obtained to insure an employee participant under the split-dollar life insurance plan lapses, the employee’s maximum benefit under Origen’s deferred compensation plan is equal to the then vested portion of his or her deferred compensation benefit.
     The following table lists Origen’s named executive officers for the year ended December 31, 2007 who participate in the Amended Accumulation Plan and each such officer’s benefits thereunder that had vested prior to the recent amendments:

Name and Principal Position	Vested Benefits
Ronald A. Klein: Chief Executive Officer	$240,000
W. Anderson Geater, Jr.: Chief Financial Officer	$240,000
J. Peter Scherer: President and Head of Operations	$240,000
Mark W. Landschulz : Executive Vice President of Portfolio Management	$240,000
Benton E. Sergi: Senior Vice President of Operations	$90,000

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits:

Exhibit No.	Description	Furnished Herewith

10.1	First Amendment to the Origen Financial, LLC Endorsement Split-Dollar Plan dated December 15, 2008	X
10.2	Second Amendment to the Origen Financial, LLC Capital Accumulation Plan dated December 15, 2008.	X

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 15, 2008

Origen Financial, Inc.
By : /s/ W. Anderson Geater, Jr.
W. Anderson Geater, Jr., Chief Financial Officer

ORIGEN FINANCIAL, INC.
EXHIBIT INDEX

Exhibit No.	Description	Furnished Herewith

10.1	First Amendment to the Origen Financial, LLC Endorsement Split-Dollar Plan dated December 15, 2008.	X
10.2	Second Amendment to the Origen Financial, LLC Capital Accumulation Plan dated December 15, 2008.	X